UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2009

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

PRIMUS TELECOMMUNICATIONS IHC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7901 Jones Branch Drive, McLean, VA 22102

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (703) 902-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 1.01.	Entry into Material Definitive Agreements

On March 16, 2009, Primus Telecommunications Group, Incorporated (“Group”) , and three of its subsidiaries and affiliates, Primus Telecommunications Holding, Inc. (“Holding”), Primus Telecommunications International, Inc. (“PTII”) and Primus Telecommunications IHC, Inc., (“IHC” and together with Group, Holding and PTII, collectively, the “Debtors”) each filed a voluntary petition in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) for reorganization relief (“Reorganization”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”). A creditors’ committee has not yet been appointed in these cases by the United States Trustee. The Debtors will continue to operate their businesses and manage their properties as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. A copy of a press release announcing the filing of the voluntary petitions is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Debtors have received the requisite support of the impaired noteholders entitled to a distribution under the Plan (defined below) as well as providing for a recovery to subordinated security holders upon the achievement of certain threshold enterprise values of the reorganized holding companies. The lenders under the $100 million senior secured term loan among Holding and Group (as obligors) and certain affiliated subsidiary guarantors (the “Term Loan”) have not as of this date consented to the plan although the plan contemplates the reinstatement of the Term Loan debt. The Company is in continuing discussions with the senior secured Term Loan lenders for a potential resolution of their claims. In addition, the Debtors have obtained waivers of certain secured lenders under a Canadian Credit Facility (described below) with regard to the Reorganization. The Reorganization remains subject to Bankruptcy Court confirmation.

Plan Support Agreement. On March 16, 2009, the Debtors entered into a Plan Support Agreement with the holders of more than the majority of the outstanding principal amount of IHC’s 14  1/4% Senior Secured Notes due May 2011 (the “Second Lien Notes”) and of the outstanding principal amount of Holding’s 5% Exchangeable Senior Notes due June 2010 and 8% Senior Notes due January 2014 (collectively, the “Senior Notes”).

The parties to the Plan Support Agreement have agreed to support a plan of reorganization of the Debtors (the “Plan”) on the terms and conditions set forth in the Plan Term Sheet attached as Exhibit C to the Plan Support Agreement and not to support, directly or indirectly, any other plan, in exchange for the Debtors’ agreement to implement all steps necessary to solicit the requisite acceptances of the Plan and obtain from the Bankruptcy Court an order confirming the Plan in accordance with the terms of the Plan Support Agreement. The Plan Support Agreement may be terminated under certain circumstances, including in the event that the Plan and related disclosure statement are not approved by certain deadlines, the Plan is not consummated within a certain period of time after its filing with the Bankruptcy Court, a party materially breaches the Plan Support Agreement, a trustee or examiner with enlarged powers relating to the Debtors’ business is appointed in the chapter 11 cases, the chapter 11 cases are converted to cases under chapter 7 of the Bankruptcy Code or the Bankruptcy Court grants relief that is inconsistent with the Plan Support Agreement or the Plan Term Sheet.

Under the proposed plan of reorganization contemplated by the Plan Term Sheet:

•

Holding’s Term Loan facility due February 2011 will be reinstated; provided that the terms of the reinstated Term Loan facility may be improved, subject to the consent of the requisite holders of Second Lien Notes and Senior Notes, which consent shall not be unreasonably withheld; and provided further that if the holders of the Term Loan facility contest this treatment, the Debtors reserve the right to impair such claims, subject to the consent of the requisite holders of Second Lien Notes and Senior Notes, which consent shall not be unreasonably withheld;

•

holders of Second Lien Notes will receive (a) their pro rata reinstatement of $123.5 million of Second Lien Notes, subject to certain modifications, (b) their pro rata share of 50% of the new outstanding equity of Group upon its emergence from bankruptcy (“Reorganized Group”) (excluding the management shares described below), and (c) all reasonable fees, expenses and disbursements of their counsel;

•

holders of the Senior Notes will receive (a) their pro rata share of 50% of the new outstanding equity of Reorganized Group (excluding the management shares described below), (b) their pro rata share of warrants to purchase up to 30% of the new outstanding equity of Reorganized Group (including the management shares described below) on terms described further in the Plan Term Sheet, and (c) all reasonable fees, expenses and disbursements of their counsel;

•

holders of the 3  3/4% Senior Notes due September 2010, 12  3/4% Senior Notes due October 2009 and Step Up Convertible Subordinated Debentures due August 2009 issued by Group (collectively, the “Group Notes”) will receive their pro rata share of warrants to purchase up to 15% of the new outstanding equity of Reorganized Group (including the management shares described below) on terms described further in the Plan Term Sheet;

•

holders of Group’s outstanding common stock will receive their pro rata share of contingent value rights (“CVRs”) to acquire up to approximately 15% of the fully diluted new equity of Reorganized Group after the enterprise value of Reorganized Group reaches or exceeds $700 million; provided, however, that in no case shall the issuance of common stock of Reorganized Group in respect of the CVRs lower the recovery for the holders of Second Lien Notes, Senior Notes or Group Notes to less than the recovery to such holders prior to the conversion of the CVRs into common stock; and

•

restricted stock units comprising 4% of the outstanding new equity of Reorganized Group will be issued to the senior management of the Debtors on terms to be set forth in an exhibit to the Plan, and warrants to acquire up to 6% of the new outstanding equity of Reorganized Group (including the management shares described above) will be available for distribution to the management of the Debtors through a management compensation plan.

The descriptions of the Plan Support Agreement and Plan Term Sheet set forth above are qualified in their entirety by reference to the actual terms of the Plan Support Agreement and Plan Term Sheet, which are attached hereto as Exhibit 10.1 and incorporated herein by reference.

Canadian Credit Facility Waiver and Amendment. On March 16, 2009, Group announced that its indirect wholly-owned Canadian subsidiary, Primus Telecommunications Canada Inc. (“Primus Canada”), 3082833 Nova Scotia Company and certain affiliate guarantors entered into a Waiver and Amendment Agreement (the “Waiver and Amendment”) to their $35 million Senior Secured Credit Agreement, as amended (“Credit Agreement”) with Guggenheim Corporate Funding, LLC, as Administrative Agent and Collateral Agent. The Waiver and Amendment became effective as of March 10, 2009.

Capitalized terms used but not defined herein shall have the meanings set forth in the Waiver and Amendment, set forth as Exhibit 10.2 hereto, which is incorporated by reference herein as though a part of this summary description. The description of the Waiver and Amendment set forth herein is qualified in its entirety by reference to the actual terms of the Waiver and Amendment attached hereto as Exhibit 10.2.

The Lenders under the Waiver and Amendment waived Events constituting Events of Default and potential Events of Default under the Credit Agreement, subject to the terms and conditions of the Waiver and Amendment. Such Events included waivers covering certain Specified Events that have occurred and may constitute an Event of Default under the Credit Agreement and Anticipated Events, including anticipated Events of Default. Anticipated Events include events related to the plan of reorganization involving one or more of the Guarantors and contemplated by the Waiver and Amendment (the “Contemplated Plan”), the occurrence of a Material Adverse Effect arising as a result of the Proceedings, the failure of a Guarantor to make payment when due with respect to Indebtedness (or the acceleration of Indebtedness) of a Guarantor at any time before the Contemplated Plan is effective and certain provisions of the Guarantee being deemed invalid or unenforceable against a Guarantor in connection with the Proceedings for the Credit Agreement. Specified Events include:

•

the failure of Primus Canada to maintain certain Hedging Agreements, Lehman Unsecured Hedging Agreements or Unsecured Hedging Agreements reasonably satisfactory to the Administrative Agent to hedge the full amount of its currency rate exposures with respect to the aggregate principal amount outstanding under the Credit Agreement;

•	the actions the Guarantors have taken to authorize or effect certain actions related to the Reorganization; and

•	the failure to deliver to the Administrative Agent an Officer’s Certificate in connection with the events described in the preceding bullets.

The Waiver and Amendment permits Primus Canada to incur certain second-lien secured term loans that do not exceed $5 million and guarantees by the Credit Parties. The Credit Agreement, as amended, obligates Primus Canada to prepay loan amounts under the Credit Agreement on the dates and in the amounts set forth below:

Payment Date	Monthly Principal Payment Amount
March 31, 2009	$500,000
April 30, 2009	$500,000
May 31, 2009	$500,000
June 30, 2009	$2,250,000
The last day of each calendar month from and including July 2009 to and including April 2011	$500,000

In connection with the Waiver and Amendment, the Applicable Margin under the Credit Agreement was increased to LIBOR +3.750% for the Term A Loans and LIBOR +6.375% for Term B Loans, with a 2.50% LIBOR floor and the Maturity Date was changed to May 21, 2011.

Additionally, a principal prepayment of $1,750,000 was due and paid upon execution of the Waiver and Amendment.

The Waiver and Amendment established certain additional Events of Default under the Credit Agreement to include any of the following:

•	the Bankruptcy Court shall enter an order denying confirmation of the Plan or the Proceedings shall be converted to a case under Chapter 7 of Title 11 of the United States Code;

•	the Plan shall not have been confirmed by the Bankruptcy Court and become effective on or before August 31, 2010;

•

the Plan shall be confirmed or become effective without the reinstatement after effectiveness of each Guarantee on terms identical to such Guarantee existing on the date hereof as a valid, unsubordinated obligation of the applicable Guarantor, or the Plan is confirmed without any Guarantor holding, directly or indirectly, substantially all of its current assets and businesses;

•

the Bankruptcy Court shall enter any order that impairs the enforceability of this Agreement or any Loan Document (except as provided herein in connection with the obligations of the guarantors under the Guarantee), as reasonably determined by the Administrative Agent;

•	any representation or warranty made by a Credit Party in this Agreement shall prove to be untrue in any material respect as of the date hereof;

•	any Credit Party shall default in the performance of any obligation under this Agreement that is not cured within 10 business Days following notice thereof from the Administrative Agent; and

•	the Guarantee or any other Loan Document executed by a Guarantor shall cease to be valid and binding on or enforceable against any Guarantor.

Item 1.03.	Bankruptcy or Receivership

On the petition date referenced in Item 1.01 above, each of the Debtors filed a voluntary petition for Reorganization with the Bankruptcy Court under chapter 11 of title 11 of the Bankruptcy Code. The information provided in Item 1.01 above is incorporated by reference into this Item 1.03.

Item 2.02.	Results of Operations and Financial Condition.

On March 16, 2009, Group issued a press release announcing financial results for the quarter and year ended December 31, 2008. The text of the press release is included as Exhibit 99.2 to this Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission (the “Commission”), such exhibit and the information set forth therein and within this item 2.02 are deemed to be furnished to, and shall not be deemed to be filed with or incorporated by reference into any filing with the Commission.

Non-GAAP Measures

The press release and financial tables furnished under Exhibit 99.2 to this Form 8-K include the non-GAAP financial information described below. We provide a complete reconciliation of these non-GAAP financial measures to GAAP measures within Exhibit 99.2 so readers have access to the detail and general nature of the adjustments made.

Adjusted EBITDA

Adjusted EBITDA, as defined by Group, consists of net income (loss) before interest, taxes, depreciation, amortization, share-based compensation expense, gain (loss) on sale of assets, gain (loss) on disposal of assets, asset impairment expense, gain (loss) on early extinguishment or restructuring of debt, foreign currency transaction gain (loss), extraordinary items, other income (expense), income (loss) from discontinued operations and income (loss) from sale of discontinued operations. Our definition of Adjusted EBITDA may not be similar to Adjusted EBITDA measures presented by other companies, is not a measurement under generally accepted accounting principles in the United States, and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations.

We believe Adjusted EBITDA is an important performance measurement for our investors because it gives them a metric to analyze our results, exclusive of certain non-cash items and items which do not directly correlate to our business of selling and provisioning telecommunications services. We believe Adjusted EBITDA provides further insight into our current performance and is a measure that we use to evaluate our results and performance of our management team.

Adjusted Net Income (Loss) and Adjusted Diluted Net Income (Loss) Per Common Share

Adjusted Diluted Net Income (Loss) Per Common Share, as defined by Group, is a calculation which divides reported net income (loss) before gain (loss) on sale of assets, gain (loss) on disposal of assets, asset impairment expense, early termination interest penalties, gain (loss) on early extinguishment or restructuring of debt, foreign currency transaction gain (loss), extraordinary items, income (loss) from discontinued operations and income (loss) from sale of discontinued operations (collectively referred to as Adjusted Net Income (Loss)), and after accreted and deemed dividend on convertible preferred stock by diluted weighted average common shares outstanding, which dilutive calculations take into account the effect of the adjustments. Our definition of Adjusted Net Income (Loss) and Adjusted Diluted Net Income (Loss) Per Common Share may not be similar to Adjusted Net Income (Loss) and Adjusted Diluted Net Income (Loss) Per Common Share presented by other companies, are not measurements under generally accepted accounting principles in the United States, and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations for net income (loss) and basic and diluted net income (loss) per common share.

We believe the presentation of Adjusted Net Income (Loss) and Adjusted Diluted Net Income (Loss) Per Common Share assists readers in further understanding our results of operations and trends from period to period, consistent with management’s internal evaluation of our results for a variety of measures including strategic planning, capital expenditures, and executive compensation. We believe Adjusted Net Income (Loss) and Adjusted Diluted Net Income (Loss) Per Common Share provide to investors a measurement that allows comparison of current and prior periods, by removing certain items that do not directly correlate to the results of our business of selling and provisioning telecommunications services.

Free Cash Flow

Free Cash Flow, as defined by Group, consists of net cash provided by (used in) operating activities less net cash used in the purchase of property and equipment. Free Cash Flow, as defined above, may not be similar to Free Cash Flow measures presented by other companies, is not a measurement under generally accepted accounting principles in the United States, and should be considered in addition to, but not as a substitute for, the information contained in our consolidated statements of cash flows.

We believe Free Cash Flow provides a measure of our ability, after making our capital expenditures and other investments in our infrastructure, to meet scheduled debt payments. We use Free Cash Flow to monitor the impact of our operations on our cash reserves and our ability to generate sufficient cash flow to fund our scheduled debt maturities and other financing activities, including discretionary refinancings and retirements of debt. Because Free Cash Flow represents the amount of cash generated or used in operating activities and used in the purchase of property and equipment before deductions for scheduled debt maturities and other fixed obligations (such as capital leases, vendor financing and other long-term obligations), you should not use it as a measure of the amount of cash available for discretionary expenditures.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The filing of the Chapter 11 cases described in Item 1.03 above constituted an event of default that triggered repayment obligations under a number of debt instruments of the Debtors (the “Debt Documents”). As a result of the event of default, all obligations under the Debt Documents became automatically and immediately due and payable. The Debtors believe that any efforts to enforce the payment obligations under the Debt Documents against the Debtors are stayed as a result of the filing of such Chapter 11 cases in the Bankruptcy Court and shall take such action as appropriate to stay any efforts to enforce the payment obligations against non-Debtor guarantors. The Debt Documents and the approximate principal amount of debt currently outstanding thereunder are as follows:

1.	$96 million Senior Secured Term Loan Facility of Group due February 2011.

2.	$173 million 14 1/4% Senior Secured Notes of IHC due May 2011.

3.	$23 million 5% Exchangeable Senior Notes of Holding due June 2010.

4.	$186 million 8% Senior Notes of Holding due January 2014.

5.	$34 million 3 3/4% Senior Notes of Group due September 2010.

6.	$14 million 12 3/4% Senior Notes of Group due October 2009.

7.	$9 million Step Up Convertible Subordinated Debentures of Group due August 2009.

Additionally, the filing of the Chapter 11 Cases described in Item 1.03 above constituted an event of default through a cross default provision of the Credit Agreement involving certain of Group’s Canadian subsidiaries, as described in Item 1.01 above, and the description of the Credit Agreement and Waiver and Amendment thereto are incorporated by reference into this Item 2.04.

* * * * *

Statements in this document concerning the plan of reorganization, financing requirements, pre- and post-restructuring financial condition, prospects, cash flow, investments, and ongoing impacts on our operations and objectives constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “reinstate,” “opportunity,” “goal,” “objective,” “exchange,” “growth,” “outcome,” “could”, “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this filing. Factors and risks that could cause actual results or circumstances to differ materially from those set forth or contemplated in forward-looking statements include, without limitation: (i) the ability of the Debtors to obtain requisite consent and support of the Term Loan group and to confirm and consummate the contemplated Chapter 11 plans of reorganization; (ii) the potential adverse impact of the Chapter 11 filings on the operations, management and employees of the Debtors and their subsidiaries, and the risks associated with operating businesses under Chapter 11 protection; (iii) the potential need to modify or amend the contemplated Chapter 11 plans of reorganization; (iv) the potential need to secure an approved debtor-in-possession financing facility; (v) the ability to service substantial indebtedness; (vi) customer, vendor, carrier and third-party responses to the Chapter 11 filings; (vii) potential adverse actions that may be pursued by certain senior lenders, including the Term Loan group; and (viii) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission (including those listed under captions “MD&A — Liquidity and Capital Resources — Short- and Long-Term Liquidity Considerations and Risks;” “Special Note Regarding Forward Looking Statements;” and “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q) and with the U.S. Bankruptcy Court in connection with the Debtors’ Chapter 11 filings, including but not limited to (a) the continuation (or worsening) of trends involving the strengthening of the U.S. dollar, as well as general fluctuations in the exchange rates of currencies, particularly any strengthening of the United States dollar relative to foreign currencies of the countries where we conduct our foreign operations; (b) the possible inability to raise additional capital or refinance indebtedness when needed, or at all, whether due to adverse credit market conditions, our credit profile or otherwise; (c) a continuation or worsening of turbulent or weak financial and capital market conditions; (d) a continuation or worsening of global recessionary economic conditions, including the effects of such conditions on our customers and our accounts receivables and revenues; (e) fluctuations in prevailing trade credit terms due to the Debtors’ Chapter 11 filings or uncertainties concerning our financial position, or otherwise; and (f) adverse regulatory rulings or changes in the regulatory schemes or requirements and regulatory enforcement in the markets in which we operate and uncertainty regarding the nature and degree of regulation relating to certain services. As such, actual results or circumstances may vary materially from such forward-looking statements or expectations. Readers are also cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. We are not necessarily obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Exhibits.

Exhibit No.	Description
10.1	Plan Support Agreement dated March 16, 2009.

10.2	Waiver and Amendment Agreement, dated March 10, 2009, to Senior Secured Credit Agreement dated as of March 27, 2007, as amended (the “Credit Agreement”) among Primus Telecommunications Canada, Inc. (“Primus Canada”) as Borrower, 3082833 Nova Scotia Company, as an Obligor, Guggenheim Corporate Funding, LLC, as administrative agent and collateral agent, and the Lenders from time to time parties thereto.

10.3	Supplemental Indenture Exhibit to Exhibit C of the Plan Support Agreement dated March 16, 2009.

99.1	Press release dated March 16, 2009 announcing voluntary petition by Group, Holding, PTII and IHC before the Bankruptcy Court.

99.2	Press release dated March 16, 2009 announcing Group’s consolidated fourth quarter 2008 and full-year 2008 results of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Dated March 16, 2009	By:	/s/ THOMAS R. KLOSTER
	Name:	Thomas R. Kloster
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Plan Support Agreement dated March 16, 2009.

10.2	Waiver and Amendment Agreement, dated March 10, 2009, to Senior Secured Credit Agreement dated as of March 27, 2007, as amended (the “Credit Agreement”) among Primus Telecommunications Canada, Inc. (“Primus Canada”) as Borrower, 3082833 Nova Scotia Company, as an Obligor, Guggenheim Corporate Funding, LLC, as administrative agent and collateral agent, and the Lenders from time to time parties thereto.

10.3	Supplemental Indenture Exhibit to Exhibit C of the Plan Support Agreement dated March 16, 2009.

99.1	Press release dated March 16, 2009 announcing voluntary petition by Group, Holding, PTII and IHC before the Bankruptcy Court.

99.2	Press release dated March 16, 2009 announcing Group’s consolidated fourth quarter 2008 and full-year 2008 results of operations.